Exhibit 99.1

BANCTRUST FINANCIAL GROUP ANNOUNCES

FOURTH QUARTER AND 2005 EARNINGS INCREASE

Mobile, Alabama, January 20, 2006----BancTrust Financial Group, Inc. (Nasdaq: BTFG) announced today that it had income from continuing operations for the fourth quarter of 2005 of $3.663 million, an increase of 27.5% over the $2.872 million reported for the fourth quarter of 2004. Income from continuing operations for 2005 was $13.277 million compared to $9.916 million in 2004, an increase of 33.9%. Net income for 2005 was $15.119 million compared to $11.301 million in 2004. Included in net income for 2005 and 2004 was income from discontinued operations, after taxes, of $1.842 million and $1.385 million, respectively. In both years discontinued operations related to the sale of subsidiaries. Basic and diluted earnings per share from continuing operations were $0.33 in the fourth quarter of 2005 compared to basic and diluted earnings per share from continuing operations of $0.26 in the fourth quarter of 2004. For the year 2005, basic and diluted earnings per share from continuing operations were $1.19 compared to $0.90 in 2004. Total basic earnings per share in 2005 were $1.36 compared to $1.03 in 2004.

Total assets at December 31, 2005 were $1.305 billion compared to $1.191 billion a year ago, an increase of 9.6%. Excluding the $52.5 million of assets related to discontinued operations at December 31, 2004, total assets grew 14.6% from year-end 2004 to year-end 2005. Loans increased by 15.2%, to $993.4 million at December 31, 2005 from $862.2 million at December 31, 2004. The net interest margin increased to 4.80% in 2005 compared to 4.47% in 2004. Deposits grew to $1.042 billion at year-end 2005 compared to $940 million at year-end 2004, an increase of 10.8%.

The provision for loan losses in 2005 was $5.725 million compared to $3.897 million in 2004. The ratio of the allowance for loan losses to loans on December 31, 2005 and 2004 was 1.41% and 1.11%, respectively. Non-performing assets at December 31, 2005 were 0.55% of total assets compared to 0.30% at December 31, 2004, and net loans charged-off as a percent of average loans for 2005 were 0.14% compared to 0.29% a year ago. The ratio of the allowance for loan losses to total non-performing loans was 207.23% at December 31, 2005 compared to 326.03% at December 31, 2004.

On January 18, 2006, the BancTrust Board of Directors declared a first quarter 2006 dividend of $0.13 per share, payable April 3, 2006 to shareholders of record as of March 15, 2006.

On October 12, 2005, BancTrust received approval to move the listing of its common stock from the Nasdaq Capital Market (formerly the Nasdaq SmallCap Market) to the Nasdaq National Market, and on October 18, 2005 its stock began trading on the Nasdaq National Market. BancTrust's common stock trades under the symbol "BTFG."

BancTrust currently provides banking services through 21 offices in the southern half of Alabama and 8 offices throughout Northwest Florida. BancTrust is currently building 3 new offices that it plans to open in 2006. The new locations are in Mobile, Alabama, Port St. Joe, Florida and the western end of Panama City Beach, Florida. Also, BancTrust has purchased a building in downtown Mobile that it plans to use as an operations center. In addition to banking services, BancTrust provides trust, investment, insurance, brokerage and financial planning services through its affiliates BancTrust Company and BancTrust Financial Services.

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words like "expect," "may," "could," "intend," "project," "estimate," "anticipate," "should," "will," "plan," "believe," "continue," "predict," "contemplate" and similar expressions. Such forward-looking statements are based on information presently available to BancTrust's management and are subject to various risks and uncertainties, including, without limitation, risks that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval for any proposed acquisitions; costs or difficulties related to the integration of BancTrust's businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; and the other risks described in BancTrust's SEC reports and filings under "Cautionary Note Concerning Forward-Looking Statements" and "Risk Factors." You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. BancTrust has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

BANCTRUST FINANCIAL GROUP, INC.
(BTFG)
Financial Highlights (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

EARNINGS:
Interest revenue	$20,392	$14,666	$72,905	$50,913
Interest expense	6,454	3,483	20,861	11,928

Net interest revenue	13,938	11,183	52,044	38,985

Provision for loan losses	1,237	1,733	5,725	3,897
Non-interest revenue	2,875	2,407	10,862	9,892
Securities gains, net	0	80	125	625
Non-interest expense	9,813	8,149	37,262	31,787
Income from continuing operations before income taxes	5,763	3,788	20,044	13,818
Income tax expense	2,100	916	6,767	3,902
Income from continuing operations	3,663	2,872	13,277	9,916

Discontinued operations
Income from discontinued operations before income taxes	0	230	575	1,684
Gain on sale of discontinued operations before income taxes	0	1,484	2,411	1,484
Total income from discontinued operations before income taxes	0	1,714	2,986	3,168
Income tax expense	0	1,141	1,144	1,783
Income from discontinued operations	0	573	1,842	1,385

Net income	$3,663	$3,445	$15,119	$11,301

Earnings per share:
From continuing operations
Basic	$0.33	$0.26	$1.19	$0.90
Diluted	0.33	0.26	1.19	0.90

From discontinued operations
Basic	$0.00	$0.06	$0.17	$0.13
Diluted	0.00	0.05	0.16	0.12

Total
Basic	$0.33	$0.32	$1.36	$1.03
Diluted	0.33	0.31	1.35	1.02

Cash dividends declared
per share	$0.13	$0.13	$0.52	$0.52

Book value per share	$11.77	$11.09	$11.77	$11.09

Common shares outstanding	11,137	11,022	11,137	11,022
Basic average shares outstanding	11,137	11,011	11,104	10,981
Diluted average shares outstanding	11,202	11,125	11,188	11,074

STATEMENT OF CONDITION:	12/31/2005	12/31/2004
Cash and cash equivalents	$86,384	$45,734
Securities available for sale	138,392	144,094
Loans	993,352	862,207
Allowance for loan losses	(14,013)	(9,608)
Intangible assets	45,754	46,510
Other assets	55,628	49,814
Assets related to discontinued operations	0	52,471
Total assets	$1,305,497	$1,191,222

Deposits	$1,041,845	$939,958
Short term borrowings	8,595	14,114
FHLB borrowings and long term debt	109,500	58,500
Other liabilities	14,518	8,674
Liabilities related to discontinued operations	0	47,793
Shareholders' equity	131,039	122,183
Total liabilities and shareholders' equity	$1,305,497	$1,191,222

AVERAGE BALANCES:
Total assets	$1,269,626	$1,109,679
Earning assets	1,104,062	895,370
Loans	952,701	726,791
Deposits	1,001,411	828,665
Shareholders' equity	127,459	119,820

PERFORMANCE RATIOS: YTD

Return on average assets	1.19%	1.02%
Return on average equity	11.86%	9.43%
Net interest margin (tax equivalent)	4.80%	4.47%
Efficiency ratio	58.29%	62.84%

ASSET QUALITY RATIOS:

Ratio of nonperforming assets to total assets	0.55%	0.30%
Ratio of allowance for loan losses to total loans, net of unearned income	1.41%	1.11%
Net loans charged-off to average loans (annualized)	0.14%	0.29%
Ratio of ending allowance to total non-performing loans	207.23%	326.03%

CAPITAL RATIOS:

Average shareholders' equity to
average total assets	10.04%	10.80%
Dividend payout ratio	38.24%	50.49%

For additional information contact: F. Michael Johnson (251) 431-7813.